Exhibit 99.1

HERTZ GLOBAL HOLDINGS REPORTS
SIGNIFICANT YEAR-OVER-YEAR SECOND QUARTER IMPROVEMENT
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ESTERO, Fla, August 6, 2019 - Hertz Global Holdings, Inc. (NYSE: HTZ) ("Hertz Global" or the "Company") today reported results for its second quarter 2019.

Second Quarter 2019 Compared to Second Quarter 2018:

•	Global revenue grew to a record $2.5 billion, up 5%, up 7% on a constant currency basis

•	U.S. RAC total revenues grew to $1.8 billion, up 10%

•	U.S. RAC Transaction Days up 6%, Total RPD up 3%

•	U.S. RAC Depreciation Per Unit Per Month decreased 13%

•	Net income attributable to Hertz Global improved 160%

•	Adjusted Corporate EBITDA improved 124%

“We delivered record revenues and significant earnings improvement in the second quarter. Our results were achieved through quality top-line growth, productivity improvements and effective fleet management. At the same time, we continued to invest in our business, focusing on new revenue opportunities and a company-wide technology transformation,” said Kathryn Marinello, Hertz’s chief executive officer. “Through disciplined execution, investments in new revenue opportunities and by aligning ourselves with our customers, we are strategically positioned for future growth.”

For the second quarter 2019, total revenues were $2.5 billion, a 5% increase versus the second quarter 2018. Net income attributable to Hertz Global was $38 million, or $0.40 earnings per diluted share, compared to a loss of $63 million, or $0.66 loss per diluted share in the second quarter 2018. Adjusted Net Income for the second quarter 2019 was $71 million, or $0.74 Adjusted Diluted Earnings Per Share, compared to Adjusted Net Loss of $16 million, or $0.17 Adjusted Diluted Loss Per Share, for the same period last year. Adjusted Corporate EBITDA was $207 million, compared to $93 million for the second quarter 2018.

U.S. RENTAL CAR ("U.S. RAC") SUMMARY
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U.S. RAC	Three Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2019	2018
Total revenues	$1,784	$1,628	10%

Adjusted EBITDA	$156	$18	NM
Adjusted EBITDA Margin	9%	1%

Average Vehicles (in whole units)	554,794	523,000	6%
Vehicle Utilization	82%	81%
Transaction Days (in thousands)	41,173	38,747	6%
Total RPD (in whole dollars)	$42.54	$41.37	3%
Total RPU Per Month (in whole dollars)	$1,052	$1,022	3%
Depreciation Per Unit Per Month (in whole dollars)	$247	$285	(13)%
NM - Not meaningful

Total U.S. RAC revenues grew to $1.8 billion in 2019, a 10% increase versus the second quarter 2018. Transaction days grew 6% driven by higher demand from transportation network company drivers ("TNC") and strong growth in retail and corporate categories. Total RPD and time and mileage pricing both increased 3% in the quarter, primarily driven by favorable pricing in both leisure and business customer segments.

Average vehicles were up 6%, driven by 68% growth in the Company's TNC fleet. Excluding TNC, average vehicles were up 3%, in line with volume. Higher revenue and Vehicle Utilization led to a 3% increase in Total RPU, an important measure of asset efficiency.

Depreciation Per Unit Per Month decreased 13% driven by the Company's vehicle acquisition strategy, an increase in the number of vehicle dispositions through its highest-return retail car sales channel, and continued strength in residual values.

Adjusted EBITDA improved $138 million in the second quarter and Adjusted EBITDA Margin expanded 760 basis points, driven by higher revenue, lower depreciation and improved productivity.

INTERNATIONAL RENTAL CAR ("INTERNATIONAL RAC") SUMMARY
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International RAC	Three Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2019	2018
Total revenues	$560	$589	(5)%

Adjusted EBITDA	$56	$81	(31)%
Adjusted EBITDA Margin	10%	14%

Average Vehicles (in whole units)	186,881	187,300	—%
Vehicle Utilization	77%	78%
Transaction Days (in thousands)	13,125	13,225	(1)%
Total RPD (in whole dollars)	$42.97	$42.45	1%
Total RPU Per Month (in whole dollars)	$1,006	$999	1%
Depreciation Per Unit Per Month (in whole dollars)	$191	$189	1%

Total International RAC revenues decreased 5% year-over-year and were flat on a constant currency basis. Total RPD was up 1% driven by Europe leisure rentals and volume declined 1% due to market softness in Europe, partially offset by strong business and leisure growth in Asia Pacific.

Adjusted EBITDA was lower year-over-year primarily due to a favorable expense item in the second quarter 2018 that did not repeat in the second quarter 2019.

ALL OTHER OPERATIONS SUMMARY
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All Other Operations	Three Months Ended June 30,		Percent Inc/(Dec)
($ in millions)	2019	2018
Total revenues	$167	$172	(3)%

Adjusted EBITDA	$24	$21	14%
Adjusted EBITDA Margin	14%	12%

Average Vehicles (in whole units) - Donlen	207,704	187,600	11%

All Other Operations primarily is comprised of the Company's Donlen leasing operations. Strong revenue growth was more than offset by the impact of a change in presentation for certain leased vehicles in the second quarter 2019 versus 2018 which resulted in lower revenue and vehicle depreciation. New accounts and growth in both the leasing and management portfolios drove an 11% increase in Average Vehicles.

RIGHTS OFFERING
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In June 2019, the Company announced that on June 26, 2019, it would distribute transferable subscription rights to its shareholders to purchase up to an aggregate of 57,915,055 new shares (the "Rights Offering"). Each subscription right entitled the holder to purchase 0.688285 shares of the Company's common stock at the subscription price of $12.95. During the subscription period, which commenced in the second quarter and concluded on July 11, 2019, the rights were traded on the NYSE under the symbol “HTZ-RT.”  On July 18, 2019 the Rights Offering was consummated, resulting in the issuance of 57,915,055 shares of common stock.

As a result of the timing of the subscription period, the rights generated a dilutive impact to the Company’s 2019 basic and diluted earnings per share. The three and six month periods ended June 30, 2018 have been adjusted to reflect the impact of the Rights Offering, and the Company will continue to adjust prior periods for the impact, where necessary.

SEGMENT MEASURE OF PROFITABILITY
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Effective during the second quarter 2019, the Company changed its segment measure of profitability for its reportable segments to Adjusted EBITDA. This measure better aligns with the way the Company reviews its overall vehicle rental and leasing business and determines management incentive compensation. Previously, the Company’s segment measure of profitability was Adjusted Pre-tax Income (Loss) which included non-vehicle depreciation and amortization, net non-vehicle debt interest and certain other items. For comparability purposes, the Company revised the 2018 segment results in this earnings release to reflect the new segment measure of profitability.

RESULTS OF THE HERTZ CORPORATION
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The GAAP and non-GAAP profitability metrics for Hertz Global's operating subsidiary, The Hertz Corporation ("Hertz"), are materially the same as those for Hertz Global.

EARNINGS WEBCAST INFORMATION
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Hertz Global's live webcast and conference call to discuss its second quarter 2019 results will be held on August 7, 2019, at 8:30 a.m. Eastern Time, and can be accessed through a link on the Investor Relations section of the Hertz website, IR.Hertz.com, or by dialing (800) 230-1059 and providing passcode 469574. Investors are encouraged to dial-in approximately 10 minutes prior to the call.  A web replay will remain available for approximately one year.  A telephone replay will be available one hour following the conclusion of the call for one year at (800) 475-6701 with pass code 469574.

The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

SELECTED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
________________________________________________________________________________________________________________________________________________

Following are tables that present selected financial data of Hertz Global. Also included are Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measure. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this earnings release and provides the usefulness of non-GAAP measures to investors and additional purposes for which management uses such measures.

ABOUT HERTZ
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The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands in approximately 10,200 company-owned, licensee and franchisee locations throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Product and service initiatives such as Hertz Gold Plus Rewards, Ultimate Choice, Carfirmations, Mobile Wi-Fi and unique vehicles offered through its specialty collections set Hertz apart from the competition. Additionally, The Hertz Corporation owns the vehicle leasing and fleet management leader Donlen Corporation, operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit: www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
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Certain statements contained in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K filed or furnished to the Securities and Exchange Commission ("SEC"). Among other items, such factors could include: levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; the effect of the Company's separation of its vehicle and equipment rental businesses, any failure by Herc Holdings Inc. to comply with the agreements entered into in connection with the separation and the Company's ability to obtain the expected benefits of the separation; significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing, including on the Company's pricing policies or use of incentives; occurrences that disrupt rental activity during the Company's peak periods; the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly; increased vehicle costs due to declines in the value of the Company's non-program vehicles; the Company's ability to maintain sufficient liquidity and the availability to it of additional or continued sources of financing for its revenue earning vehicles and to refinance its existing indebtedness; the Company's ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles it purchases; the Company's ability to adequately respond to changes in technology and customer demands; the Company's ability to retain customer loyalty and market share; the Company's recognition of previously deferred tax gains on the disposition of revenue earning vehicles; an increase in the Company's vehicle costs or disruption to its rental activity, particularly during its peak periods, due to safety recalls by the manufacturers of its vehicles; the Company's access to third-party distribution channels and related prices, commission structures and transaction volumes; the Company's ability to execute a business continuity plan; a major disruption in the Company's communication or centralized information networks; a failure to maintain, upgrade and consolidate the Company's information technology networks; financial instability of the manufacturers of the Company's vehicles; any impact on the Company from the actions of its franchisees, dealers and independent contractors; the Company's ability to sustain operations during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy; the Company's ability to maintain an effective employee retention and talent management strategy and resulting changes in personnel and employee relations; costs and risks associated with litigation and investigations; risks related to the Company's indebtedness, including its substantial amount of debt, its ability to incur substantially more debt, the fact that substantially all of its consolidated assets secure certain of its outstanding indebtedness and increases in interest rates or in its borrowing margins; the Company's ability to meet the financial and other covenants contained in its senior credit facilities and letter of credit facility, its outstanding unsecured senior notes, its outstanding senior second priority secured notes and certain asset-backed and asset-based arrangements; changes in accounting principles, or their application or interpretation, and the Company's ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on operating results; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences; the Company's ability to prevent the misuse or theft of information it possesses, including as a result of cyber security breaches and other security threats; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations, such as the adoption of new regulations under the Tax Cuts and Jobs Act, where such actions may affect the Company's operations, the cost thereof or applicable tax rates; risks relating to the Company's deferred tax assets, including the risk of an "ownership change" under the Internal Revenue Code of 1986, as amended; the Company's exposure to uninsured claims in excess of historical levels; fluctuations in interest rates and commodity prices; the Company's exposure to fluctuations in foreign currency exchange rates and other risks and uncertainties described from time to time in periodic and current reports that the Company files with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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CONTACTS:

Investor Relations:	Media:
Leslie Hunziker	Hertz Media Relations
(239) 301-6800	(239) 301-6300
investorrelations@hertz.com	mediarelations@hertz.com

FINANCIAL INFORMATION AND OPERATING DATA
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SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended June 30,		As a Percentage of Total Revenues		Six Months Ended June 30,		As a Percentage of Total Revenues
(In millions, except per share data)	2019	2018	2019	2018	2019	2018	2019	2018
Total revenues	$2,511	$2,389	100%	100%	$4,618	$4,452	100%	100%
Expenses:
Direct vehicle and operating	1,388	1,349	55%	56%	2,655	2,585	57%	58%
Depreciation of revenue earning vehicles and lease charges	634	687	25%	29%	1,226	1,348	27%	30%
Selling, general and administrative	258	265	10%	11%	490	498	11%	11%
Interest expense, net:
Vehicle	127	127	5%	5%	238	221	5%	5%
Non-vehicle	72	73	3%	3%	144	146	3%	3%
Total interest expense, net	199	200	8%	8%	382	367	8%	8%
Other (income) expense, net	(12)	(26)	—%	(1)%	(31)	(29)	(1)%	(1)%
Total expenses	2,467	2,475	98%	104%	4,722	4,769	102%	107%
Income (loss) before income taxes	44	(86)	2%	(4)%	(104)	(317)	(2)%	(7)%
Income tax (provision) benefit	(4)	23	—%	1%	(3)	52	—%	1%
Net income (loss)	40	(63)	2%	(3)%	(107)	(265)	(2)%	(6)%
Net (income) loss attributable to noncontrolling interests	(2)	—	—%	—%	(1)	—	—%	—%
Net income (loss) attributable to Hertz Global	$38	$(63)	2%	(3)%	$(108)	$(265)	(2)%	(6)%
Weighted average number of shares outstanding(a):
Basic	96	96			96	95
Diluted	97	96			96	95
Earnings (loss) per share:
Basic	$0.40	$(0.66)			$(1.13)	$(2.78)
Diluted	$0.40	$(0.66)			$(1.13)	$(2.78)

Adjusted Net Income (Loss)(b)	$71	$(16)			$(12)	$(148)
Adjusted Diluted Earnings (Loss) Per Share(b)	$0.74	$(0.17)			$(0.12)	$(1.55)
Adjusted Corporate EBITDA(b)	$207	$93			$203	$33

(a)
Basic weighted average shares and weighted average shares used to calculate diluted earnings (loss) per share for the three and six months ended June 30, 2018 have been adjusted to give effect to the Rights Offering.

(b)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

SELECTED UNAUDITED CONSOLIDATED BALANCE SHEET DATA

(In millions)	As of June 30, 2019	As of December 31, 2018
Cash and cash equivalents	$415	$1,127
Total restricted cash and cash equivalents	239	283
Revenue earning vehicles, net:
U.S. Rental Car	11,499	8,793
International Rental Car	3,292	2,146
All Other Operations	1,654	1,480
Total revenue earning vehicles, net	16,445	12,419
Total assets(a)	26,354	21,382
Total debt	19,347	16,324
Net Vehicle Debt(b)	14,762	11,688
Net Non-vehicle Debt(b)	4,042	3,328
Total stockholders' equity	1,070	1,120

(a)
On January 1, 2019, the Company adopted new lease guidance under U.S. GAAP and recorded a net cumulative-effect adjustment of $1.5 billion to recognize assets associated with the Company's leases as of that date.

(b)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule V.

SELECTED UNAUDITED CONSOLIDATED CASH FLOW DATA

	Six Months Ended June 30,
(In millions)	2019	2018
Cash flows provided by (used in):
Operating activities	$1,054	$942
Investing activities	(4,832)	(4,055)
Financing activities	3,023	2,540
Effect of exchange rate changes	(1)	(10)
Net change in cash, cash equivalents, restricted cash and restricted cash equivalents	$(756)	$(583)

Fleet Growth(a)	$(343)	$110
Adjusted Free Cash Flow(a)	$(715)	$(326)

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules III and IV.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
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	Three Months Ended June 30, 2019					Three Months Ended June 30, 2018
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$1,784	$560	$167	$—	$2,511	$1,628	$589	$172	$—	$2,389
Expenses:
Direct vehicle and operating	1,052	330	7	(1)	1,388	1,021	322	8	(2)	1,349
Depreciation of revenue earning vehicles and lease charges	411	106	117	—	634	447	112	128	—	687
Selling, general and administrative	119	55	7	77	258	118	62	9	76	265
Interest expense, net:
Vehicle	90	24	13	—	127	73	44	10	—	127
Non-vehicle	(47)	(1)	(5)	125	72	(35)	—	(4)	112	73
Total interest expense, net	43	23	8	125	199	38	44	6	112	200
Other (income) expense, net	(5)	—	—	(7)	(12)	(6)	(1)	—	(19)	(26)
Total expenses	1,620	514	139	194	2,467	1,618	539	151	167	2,475
Income (loss) before income taxes	$164	$46	$28	$(194)	$44	$10	$50	$21	$(167)	$(86)
Income tax (provision) benefit					(4)					23
Net income (loss)					$40					$(63)
Net (income) loss attributable to noncontrolling interests					(2)					—
Net income (loss) attributable to Hertz Global					$38					$(63)

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
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	Six Months Ended June 30, 2019					Six Months Ended June 30, 2018
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$3,304	$993	$321	$—	$4,618	$3,054	$1,057	$341	$—	$4,452
Expenses:
Direct vehicle and operating	2,028	614	13	—	2,655	1,947	622	17	(1)	2,585
Depreciation of revenue earning vehicles and lease charges	797	203	226	—	1,226	881	214	253	—	1,348
Selling, general and administrative	241	111	14	124	490	220	121	18	139	498
Interest expense, net:
Vehicle	166	47	25	—	238	137	64	20	—	221
Non-vehicle	(92)	(3)	(9)	248	144	(66)	(1)	(7)	220	146
Total interest expense, net	74	44	16	248	382	71	63	13	220	367
Other (income) expense, net	(13)	—	—	(18)	(31)	(7)	(1)	—	(21)	(29)
Total expenses	3,127	972	269	354	4,722	3,112	1,019	301	337	4,769
Income (loss) before income taxes	$177	$21	$52	$(354)	$(104)	$(58)	$38	$40	$(337)	$(317)
Income tax (provision) benefit					(3)					52
Net income (loss)					$(107)					$(265)
Net (income) loss attributable to noncontrolling interests					(1)					—
Net income (loss) attributable to Hertz Global					$(108)					$(265)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
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	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2019	2018	2019	2018
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss) attributable to Hertz Global	$38	$(63)	$(108)	$(265)
Adjustments:
Income tax provision (benefit)	4	(23)	3	(52)
Vehicle and non-vehicle debt-related charges(a)	13	13	26	26
Loss on extinguishment of debt(b)	—	20	—	22
Restructuring and restructuring related charges(c)	4	10	10	13
Information technology and finance transformation costs(d)	38	29	60	51
Acquisition accounting-related depreciation and amortization(e)	14	15	27	30
Other items(f)	(16)	(22)	(34)	(22)
Adjusted pre-tax income (loss)(g)	95	(21)	(16)	(197)
Income tax (provision) benefit on adjusted pre-tax income (loss)(h)	(24)	5	4	49
Adjusted Net Income (Loss)	$71	$(16)	$(12)	$(148)
Weighted average number of diluted shares outstanding	97	96	96	95
Adjusted Diluted Earnings (Loss) Per Share(i)	$0.74	$(0.17)	$(0.12)	$(1.55)

Adjusted Corporate EBITDA:
Net income (loss) attributable to Hertz Global	38	(63)	(108)	(265)
Adjustments:
Income tax provision (benefit)	4	(23)	3	(52)
Non-vehicle depreciation and amortization(j)	51	56	99	113
Non-vehicle debt interest, net of interest income	72	73	144	146
Vehicle debt-related charges(a),(k)	9	9	19	19
Loss on extinguishment of vehicle debt(b)	—	20	—	22
Restructuring and restructuring related charges(c)	4	10	10	13
Information technology and finance transformation costs(d)	38	29	60	51
Other items(f),(l)	(9)	(18)	(24)	(14)
Adjusted Corporate EBITDA	$207	$93	$203	$33

Supplemental Schedule II (continued)

(a)	Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.

(b)
In 2018, primarily represents $20 million of early redemption premium and write-off of deferred financing costs associated with the full redemption of the 4.375% European Vehicle Senior Notes due January 2019 in April 2018.

(c)
Represents charges incurred under restructuring actions as defined in U.S. GAAP, excluding impairments and asset write-downs. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives. Such costs include transition costs incurred in connection with business process outsourcing arrangements and incremental costs incurred to facilitate business process re-engineering initiatives that involve significant organization redesign and extensive operational process changes. In 2018, also includes consulting costs, legal fees, and other expenses related to the previously disclosed accounting review and investigation.

(d)
Represents costs associated with the Company’s information technology and finance transformation programs, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes. These costs relate primarily to the Company's corporate operations ("Corporate").

(e)	Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.

(f)
Represents miscellaneous items. In 2019, includes a $20 million gain on marketable securities in Corporate, of which $9 million was recorded during the second quarter of 2019, and a $12 million gain on the sale of non-vehicle capital assets in U.S. RAC, of which $4 million was recorded in the second quarter of 2019. In 2018, includes a $17 million gain on marketable securities and a $6 million legal settlement received in the second quarter related to an oil spill in the Gulf of Mexico in 2010, both of which relate to Corporate.

(g)	Adjustments by caption on a pre-tax basis are as follows:

Increase (decrease) to expenses	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2019	2018	2019	2018
Direct vehicle and operating	$(15)	$(16)	$(27)	$(32)
Selling, general and administrative	(38)	(38)	(68)	(63)
Interest expense, net:
Vehicle	(9)	(29)	(19)	(41)
Non-vehicle	(4)	(4)	(7)	(7)
Total interest expense, net	(13)	(33)	(26)	(48)
Other income (expense), net	13	22	32	23
Total adjustments	$(53)	$(65)	$(89)	$(120)

(h)	Derived utilizing a combined statutory rate of 25% for the periods ending June 30, 2019 and 2018 applied to the respective Adjusted Pre-tax Income (Loss).

(i)
Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted average diluted shares outstanding during the period.

(j)
Non-vehicle depreciation and amortization expense for U.S. RAC, International RAC, All Other Operations and Corporate for the three months ended June 30, 2019 are $39 million, $6 million, $3 million and $3 million, respectively, and for the three months ended June 30, 2018 are $41 million, $8 million, $3 million and $4 million, respectively. Non-vehicle depreciation and amortization expense for U.S. RAC, International RAC, All Other Operations and Corporate for the six months ended June 30, 2019 are $76 million, $12 million, $5 million and $6 million, respectively, and for the six months ended June 30, 2018 are $84 million, $17 million, $4 million and $8 million, respectively.

(k)
Vehicle debt related charges for U.S. RAC, International RAC and All Other Operations for the three months ended June 30, 2019 and 2018 are $5 million, $3 million and $1 million, respectively. Vehicle debt related charges for U.S. RAC, International RAC and All Other Operations for the six months ended June 30, 2019 are $11 million, $6 million and $2 million, respectively, and for the six months ended June 30, 2018 are $12 million, $5 million and $2 million, respectively.

(l)	Also includes an adjustment for non-cash stock-based compensation charges in Corporate.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - FLEET GROWTH
Unaudited
____________________________________________________________________________________________________________________

	Six Months Ended June 30, 2019				Six Months Ended June 30, 2018
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global
Revenue earning vehicles expenditures	$(6,318)	$(2,068)	$(561)	$(8,947)	$(5,321)	$(1,910)	$(379)	$(7,610)
Proceeds from disposal of revenue earning vehicles	2,802	1,242	168	4,212	2,353	1,205	96	3,654
Net revenue earning vehicles capital expenditures	(3,516)	(826)	(393)	(4,735)	(2,968)	(705)	(283)	(3,956)
Depreciation and reserves for revenue earning vehicles	928	175	226	1,329	881	172	253	1,306
Financing activity related to vehicles:
Borrowings	5,794	1,579	894	8,267	6,581	2,123	710	9,414
Payments	(3,646)	(914)	(694)	(5,254)	(4,725)	(1,471)	(633)	(6,829)
Restricted cash changes	49	6	(5)	50	169	22	(16)	175
Net financing activity related to vehicles	2,197	671	195	3,063	2,025	674	61	2,760
Fleet Growth	$(391)	$20	$28	$(343)	$(62)	$141	$31	$110

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________

	Six Months Ended June 30,
(In millions)	2019	2018
Net cash provided by operating activities	$1,054	$942
Net change in restricted cash and cash equivalents, vehicle(a)	50	175
Revenue earning vehicles expenditures	(8,947)	(7,610)
Proceeds from disposal of revenue earning vehicles	4,212	3,654
Capital asset expenditures, non-vehicle	(118)	(80)
Proceeds from property and other equipment disposed of or to be disposed of	21	8
Proceeds from issuance of vehicle debt	8,267	9,414
Repayments of vehicle debt	(5,254)	(6,829)
Adjusted Free Cash Flow	$(715)	$(326)

(a)	Amount presented for the six months ended June 30, 2018 excludes a $2 million non-cash impact of foreign currency exchange rates.

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - NET DEBT
Unaudited
__________________________________________________________________________________________________________

	As of June 30, 2019			As of December 31, 2018
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Debt as reported in the balance sheet	$14,919	$4,428	$19,347	$11,902	$4,422	$16,324
Add:
Debt issue costs, discounts and premiums	50	29	79	43	33	76
Less:
Cash and cash equivalents	—	415	415	—	1,127	1,127
Restricted cash	207	—	207	257	—	257
Net Debt	$14,762	$4,042	$18,804	$11,688	$3,328	$15,016

Supplemental Schedule VI
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
_______________________________________________________________________________

U.S. Rental Car

	Three Months Ended June 30,		Percent Inc/(Dec)	Six Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2019	2018		2019	2018
Total RPD
Revenues	$1,784	$1,628		$3,304	$3,054
Ancillary retail vehicle sales revenue	(33)	(25)		(62)	(51)
Total Rental Revenue	$1,751	$1,603		$3,242	$3,003
Transaction Days (in thousands)	41,173	38,747		76,754	72,949
Total RPD (in whole dollars)	$42.54	$41.37	3%	$42.24	$41.17	3%

Total Revenue Per Unit Per Month
Total Rental Revenue	$1,751	$1,603		$3,242	$3,003
Average Vehicles	554,794	523,000		528,281	500,800
Total revenue per unit (in whole dollars)	$3,156	$3,065		$6,137	$5,996
Number of months in period	3	3		6	6
Total RPU Per Month (in whole dollars)	$1,052	$1,022	3%	$1,023	$999	2%

Vehicle Utilization
Transaction Days (in thousands)	41,173	38,747		76,754	72,949
Average Vehicles	554,794	523,000		528,281	500,800
Number of days in period	91	91		181	181
Available Car Days (in thousands)	50,486	47,593		95,619	90,645
Vehicle Utilization(a)	82%	81%		80%	80%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$411	$447		$797	$881
Average Vehicles	554,794	523,000		528,281	500,800
Depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$741	$855		$1,509	$1,759
Number of months in period	3	3		6	6
Depreciation Per Unit Per Month (in whole dollars)	$247	$285	(13)%	$251	$293	(14)%

(a)	Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________

International Rental Car

	Three Months Ended June 30,		Percent Inc/(Dec)	Six Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2019	2018		2019	2018
Total RPD
Revenues	$560	$589		$993	$1,057
Foreign currency adjustment(a)	4	(28)		2	(63)
Total Rental Revenue	$564	$561		$995	$994
Transaction Days (in thousands)	13,125	13,225		23,252	23,199
Total RPD (in whole dollars)	$42.97	$42.45	1%	$42.79	$42.86	—%

Total Revenue Per Unit Per Month
Total Rental Revenue	$564	$561		$995	$994
Average Vehicles	186,881	187,300		169,814	168,000
Total revenue per unit (in whole dollars)	$3,018	$2,995		$5,859	$5,917
Number of months in period	3	3		6	6
Total RPU Per Month (in whole dollars)	$1,006	$999	1%	$977	$987	(1)%

Vehicle Utilization
Transaction Days (in thousands)	13,125	13,225		23,252	23,199
Average Vehicles	186,881	187,300		169,814	168,000
Number of days in period	91	91		181	181
Available Car Days (in thousands)	17,006	17,044		30,736	30,408
Vehicle Utilization(b)	77%	78%		76%	76%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$106	$112		$203	$214
Foreign currency adjustment(a)	1	(6)		—	(13)
Adjusted depreciation of revenue earning vehicles and lease charges	$107	$106		$203	$201
Average Vehicles	186,881	187,300		169,814	168,000
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$573	$566		$1,195	$1,196
Number of months in period	3	3		6	6
Depreciation Per Unit Per Month (in whole dollars)	$191	$189	1%	$200	$199	1%

(a)	Based on December 31, 2018 foreign exchange rates.

(b)	Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
__________________________________________________________________________________

Worldwide Rental Car

	Three Months Ended June 30,		Percent Inc/(Dec)	Six Months Ended June 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2019	2018		2019	2018
Total RPD
Revenues	$2,344	$2,217		$4,297	$4,111
Ancillary retail vehicle sales revenue	(33)	(25)		(62)	(51)
Foreign currency adjustment(a)	4	(28)		2	(63)
Total Rental Revenue	$2,315	$2,164		$4,237	$3,997
Transaction Days (in thousands)	54,298	51,972		100,006	96,148
Total RPD (in whole dollars)	$42.65	$41.63	2%	$42.37	$41.57	2%

Total Revenue Per Unit Per Month
Total Rental Revenue	$2,315	$2,164		$4,237	$3,997
Average Vehicles	741,675	710,300		698,095	668,800
Total revenue per unit (in whole dollars)	$3,121	$3,047		$6,069	$5,976
Number of months in period	3	3		6	6
Total RPU Per Month (in whole dollars)	$1,041	$1,015	3%	$1,012	$996	2%

Vehicle Utilization
Transaction Days (in thousands)	54,298	51,972		100,006	96,148
Average Vehicles	741,675	710,300		698,095	668,800
Number of days in period	91	91		181	181
Available Car Days (in thousands)	67,492	64,637		126,355	121,053
Vehicle Utilization(b)	80%	80%		79%	79%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$517	$559		$1,000	$1,095
Foreign currency adjustment(a)	1	(6)		—	(13)
Adjusted depreciation of revenue earning vehicles and lease charges	$518	$553		$1,000	$1,082
Average Vehicles	741,675	710,300		698,095	668,800
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$698	$779		$1,432	$1,618
Number of months in period	3	3		6	6
Depreciation Per Unit Per Month (in whole dollars)	$233	$260	(10)%	$239	$270	(11)%

Note: Worldwide Rental Car represents U.S. Rental Car and International Rental Car segment information on a combined basis and excludes the All Other Operations segment, which is primarily comprised of the Company's Donlen leasing operations, and Corporate.

(a)	Based on December 31, 2018 foreign exchange rates.

(b)	Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS
_______________________________________________________________________________________________________

Hertz Global is the top-level holding company that indirectly wholly owns The Hertz Corporation (together, the "Company"). The term “GAAP” refers to accounting principles generally accepted in the United States of America. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted Diluted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax, debt-related charges and losses, restructuring and restructuring related charges, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs, non-cash acquisition accounting charges and certain other miscellaneous items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted Diluted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted Diluted EPS are important to management because they allow management to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax, non-vehicle depreciation and amortization, net non-vehicle debt interest, vehicle debt-related charges and losses, restructuring and restructuring related charges, goodwill, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs and certain other miscellaneous items. Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and to facilitate analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted Free Cash Flow

Adjusted Free Cash Flow represents net cash provided by operating activities, including the change in restricted cash and cash equivalents related to vehicles, net revenue earning vehicle and capital asset expenditures and the net impact of vehicle financing activities. Adjusted Free Cash Flow is important to management and investors as it provides useful information about the amount of cash available for acquisitions and the reduction of non-vehicle debt.

Fleet Growth

Fleet Growth represents revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing which includes borrowings, repayments and the change in restricted cash associated with vehicles. Fleet Growth is important to management as it allows the Company to assess the cash flow required to support its investment in revenue earning vehicles.

Net Non-vehicle Debt, Net Vehicle Debt and Total Net Debt

Net Non-vehicle Debt represents non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs, discounts and premiums associated with non-vehicle debt, less cash and cash equivalents. This measure is important to management and investors as it helps measure the Company's net corporate leverage. It also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt represents vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs, discounts and premiums associated with vehicle debt, less restricted cash associated with vehicles. Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities and its vehicle rental like-kind exchange program. Net Vehicle Debt is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle assets.

Total Net Debt is the sum of Net Non-vehicle Debt and Net Vehicle debt and is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

KEY METRICS

Available Car Days

Available Car Days represent Average Vehicles multiplied by the number of days in a period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Depreciation Per Unit Per Month

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it is reflective of how the Company is managing the costs of its vehicles and facilitates in comparison with other participants in the vehicle rental industry.

Time and Mileage Revenue Per Transaction Day ("Time and Mileage pricing" or "T&M Rate")

Time and Mileage ("T&M") pricing represents the ratio of Total Rental Revenue, less ancillary revenue from value-added services, such as charges to the customer for the fueling of vehicles, loss damage waivers, insurance products, supplemental equipment and other consumables, to Transaction Days. This metric is important to management and investors as it represents a measurement of the changes in base rental fees, which comprise the majority of the Company’s Total RPD.

Total Rental Revenue

Total Rental Revenue represents total revenue less ancillary retail vehicle sales revenue, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measurement that excludes the impact of revenues generated from non-vehicle rental activity, such as ancillary revenues resulting from vehicle sales and facilitates in comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents the ratio of Total Rental Revenue to Transaction Days. This metric is important to management and investors as it represents a measurement of the changes in underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of average Total Rental Revenue per vehicle per month. This metric is important to management and investors as it provides a measure of revenue productivity relative to fleet capacity, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days, also known as volume, represent the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization represents the ratio of Transaction Days to Available Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to fleet capacity.